Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Dianthus Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	—	—	—	—	—	—	—	—	—	—	—	—

Fees Previously Paid	Equity	Common stock, par value $0.001 per share(1)	Other	5,464,001(2)	$13.40(3)	$73,217,613.40(3)	0.00014760	$10,806.92	—	—	—	—

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$73,217,613.40		$10,806.92

	Total Fees Previously Paid							$10,806.92

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such an indeterminate amount of shares of common stock of the registrant as may become issuable to prevent dilution resulting from stock splits, stock dividends and similar events.

(2)

The amount registered consists of (i) 5,253,681 shares of common stock of the registrant held by the selling stockholders for which a registration fee was previously paid and (ii) 210,320 shares of common stock of the registrant issuable upon the exercise of 210,320 pre-funded warrants of the registrant held by certain selling stockholders for which a registration fee was previously paid.

(3)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of the registrant on The Nasdaq Capital Market on October 2, 2023 (such date being within five business days of the date that this registration statement was first filed with the U.S. Securities and Exchange Commission, in accordance with Rule 457(c) under the Securities Act).